Exhibit 2:          Opinion amd Consent of Counsel, dated April 25, 2000.

Exhibit 6:          Actuary Opinion, dated April 24, 2000.

Exhibit 7(a):       Actuary Consent, dated April 24, 2000.

Exhibit 7(b):       Auditors Consent, dated April 24, 2000.

Exhibit 7(c):       IDS Life Power of Attorney, dated April 20, 2000.

Exhibit 8(a):       Board Resolution to establish 41 subaccounts, dated
                    April 25, 2000.

Exhibit 8(b): Board Resolution to establish one subaccount, dated October 29, 1999.